Exhibit 10.(d)

SECOND AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (this “Guaranty”) is made as of December 19, 2013, by PROTECTIVE LIFE CORPORATION, a Delaware corporation (the “Guarantor”), in favor of Wachovia Development Corporation (the “Lessor”), for the ratable benefit of the Lessor and the Lease Participants (as defined below).  Capitalized terms used but not defined herein have the meanings given to such terms in that certain Second Amended and Restated Investment and Participation Agreement dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Investment Agreement”).

RECITALS

WHEREAS, pursuant to the Original Ground Lease, Wachovia Capital Investments, Inc. (“WCI”) acquired a ground lease of certain real property located in Jefferson County, Alabama, and, pursuant to the Original Lease Documents, constructed and installed on the Site an annex office building and a related parking deck and related enhancements and improvements, including furniture, fixtures and equipment, all of which comprise the Facility; and

WHEREAS, pursuant to the Original Lease Documents, Protective Life Insurance Company (together with any successor or permitted assign under the terms of the Operative Documents, the “Company”), as agent for WCI under the Original Agency Agreement, completed the construction and installation of all such enhancements and improvements on the Site and agreed to provide operations, maintenance and management support for the Facility; and

WHEREAS, in order to finance the acquisition of WCI’s ground lease of the Site and the construction of the Facility on the Site for the ultimate use and benefit of the Company in accordance with the Original Lease Agreement, the Company, WCI (as lessor) and certain “Lease Participants” entered into the Original Investment Agreement, whereby WCI, as lessor, made certain advances in an aggregate amount of $75,000,000 and the Lease Participants, among other things, made certain advances in exchange for Ownership Interests in the Facility; and

WHEREAS, to induce WCI and the Lease Participants to enter into the Original Investment and Participation Agreement and other Original Lease Documents, the Guarantor executed and delivered the Original Guaranty Agreement in favor of WCI (for the ratable benefit of the Lease Participants); and

WHEREAS, the Company, the Lessor and the Administrative Agent amended and restated the Original Investment Agreement and the Original Lease Documents on January 11, 2013 (the “2007 Agreements”), and, in connection therewith, WCI assigned 100% of its interest in the Original Lease Documents to Lessor pursuant to the terms of that certain Assignment and Assumption Agreement dated January 11, 2007; and

WHEREAS, to induce Lessor to enter into the 2007 Agreements, Guarantor amended and restated the Original Guaranty Agreement, in order to confirm and continue its guarantee of the obligations of the Company to the Lessor (for itself and for the ratable benefit of the Lease Participants) under the Operative Documents;

WHEREAS, the Company has requested to refinance and extend the maturity of the Lease Agreement by, among other things, amending and restating the Original Investment Agreement, the Original Ground Lease and the Original Lease Agreement;

WHEREAS, in connection therewith Guarantor has agreed to amend and restate the Original Guaranty Agreement to, among other things but subject to certain limitations, confirm and continue its guarantee of the obligations of the Company to the Lessor (for the ratable benefit of the Lease Participants);

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

Section 1.                                           Incorporation of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Guarantor contained in Articles VII and VIII of the Investment Agreement are incorporated herein by reference, and the Guarantor shall be bound thereby as fully as if they were set forth herein.

Section 2.                                           The Guaranty.  The Guarantor, as primary obligor and not merely as surety, hereby irrevocably and unconditionally guarantees  the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) when due of all obligations of, and all amounts owing by, the Company (but not of the Lessor) under the Lease, the Investment Agreement, and all other Operative Documents, including, without limitation:

(a)                                 all obligations to pay Rent, Impositions, Taxes, Other Taxes, Support Expenses, the Termination Value where the Company has not elected to acquire the Facility by payment of the Purchase Price upon the occurrence of a Cancellation Event, the Purchase Price where the Company elects to acquire the Facility, increased costs and compensation for reduced returns under Section 5.03 of the Investment Agreement, compensation under Section 5.05 of the Investment Agreement, expenses and indemnities under Section 11.03 of the Investment Agreement and all other terms and provisions of the Operative Documents and otherwise, and Yield or interest at the Default Rate in respect of overdue Rent, Yield and all other amounts owing or payable of whatever nature, and

(b)                                 the full and punctual performance when due of all obligations and agreements of the Company to or in favor of the Lessor or the Lease Participants under the Lease, the Investment Agreement, and all other Operative Documents, including, without limitation, the Company’s obligation to return the Facility to the Lessor in accordance with Section 16 of the Lease if the Company has not elected to acquire the Facility (all of the foregoing obligations in clauses (a) and (b) above being referred to collectively as the “Guaranteed Obligations”; provided, that notwithstanding anything herein to the contrary, if no Cancellation Event has occurred, and the Company has elected to pay the Final Rent Payment in accordance with Section 15(a)(ii)(B) of the Lease, the Company shall have no obligation to pay the Unrecovered Lessor Investments attributable to that portion of the B Percentage Lessor Investments which constitute the Non-Recourse Amount, which under such circumstances shall not constitute a part of the Guaranteed Obligations), and agrees to pay any and all expenses (including reasonable attorneys’ fees and expenses) incurred by the Lessor, the Lease

Participants and their respective successors, transferees and assigns in enforcing any rights under this Guaranty.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Lessor or the Lease Participants but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar case or proceeding involving the Company.  For purposes of determining when an obligation is “due” for purposes of this Guaranty, such term shall be interpreted to mean due in accordance with the terms of this Guaranty and without regard to the amendment, modification or rejection of any Guaranteed Obligation in any bankruptcy or other reorganization case or proceeding.

Section 3.                                           Payments.  Unless otherwise directed in writing by Lessor, Guarantor acknowledges and agrees that, in accordance with Section 10.02 of the Investment Agreement, all payments to be made by Guarantor hereunder shall be made directly to the Administrative Agent, on behalf of the Lessor and the Lease Participants, and the Administrative Agent, in turn, will apply all of such payments so made in accordance with the applicable terms of the Operative Documents.  All such payments actually received by the Administrative Agent shall constitute constructive receipt thereof by the Lessor.

Section 4.                                           Guaranty Unconditional.  The Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto.  The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or any of its Affiliates or whether the Company or any of its Affiliates is joined in any such action or actions.  The obligations of the Guarantor hereunder shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)                                 any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Lease, the Investment Agreement, or any other Operative Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

(b)                                 any modification or amendment of or supplement to the Lease, the Investment Agreement, or any other Operative Document;

(c)                                  any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Company under the Lease, the Investment Agreement, any other Operative Document or any obligations of any other guarantor of any of the Guaranteed Obligations;

(d)                                 any change in the corporate existence, structure or ownership of the Company, or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting the Company, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Company, or any other guarantor of any of the Guaranteed Obligations;

(e)                                  the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, the Lessor, any Lease Participant or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)                                   any invalidity or unenforceability relating to or against the Company, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Investment Agreement, any other Operative Document or any other guaranty of the Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by the Company, or any other guarantor of the Guaranteed Obligations, of amounts due under the Lease or any other amount payable by the Company under the Investment Agreement, or any other Operative Document, or purporting to limit the claim of the Lessor against the Company under the Lease; or

(g)                                  any other act or omission to act or delay of any kind by the Company, any other guarantor of the Guaranteed Obligations, the Lessor or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder, including, without limitation, any failure, omission, delay or inability on the part of the Lessor or the Lease Participants to enforce, assert or exercise any right, power or remedy conferred on the Lessor or the Lease Participants under the Lease, the Investment Agreement, or any other Operative Document.

Section 5.                                           Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances.  The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full.  If at any time any payment of Rent or Yield or any other amount payable by the Company under the Investment Agreement, or any other Operative Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.                                           Waiver of Notice by the Guarantor.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of the Guaranteed Obligations or any other Person.  The Lessor shall, to the extent reasonably practicable, provide prior written notice to the Guarantor of any intentional action (or, in the case of an unintentional action, such notice shall be provided upon discovery thereof by the Lessor) taken by the Lessor referred to in Section 3; provided, however, that the failure to provide such notice shall not affect the Guarantor’s obligations under this Guaranty.

Section 7.                                           Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under the Lease, the Investment Agreement or any other Operative Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Lease, the

Investment Agreement or any other Operative Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Lessor.

Section 8.                                           Notices.  Except as otherwise provided in Article II or Article V of the Investment Agreement, all notices and other communications provided for hereunder shall be in writing (including by telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, for the Guarantor, at 2801 Highway 280 South, Birmingham, Alabama 35223, Attention: Lance Black, Telecopier: 205-268-3642, E-mail: lance.black@protective.com; if to the Lessor, at Wachovia Development Corporation, c/o Wells Fargo Securities, 550 South Tryon Street, Charlotte, North Carolina 28202, MAC D1086-051, Attention: Jack Altmeyer, Telecopier: 704-410-0233, E-mail: jack.altmeyer@wellsfargo.com, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively.  A notice received by the Lessor (or the Administrative Agent on Lessor’s behalf) by telephone pursuant to Article II or Article V of the Investment Agreement shall be effective if the Lessor (or, if to the Administrative Agent, the Administrative Agent) believes in good faith that it was given by an authorized representative of the Company and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.  In accordance with Section 10.02 of the Investment Agreement, Lessor and Guarantor agree that notice delivered by Guarantor to the Administrative Agent shall constitute constructive receipt thereof by Lessor and that notice delivered by the Administrative Agent shall constitute in all respects notice delivered by the Lessor.

Section 9.                                           No Waivers.  No failure or delay by the Lessor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Lease, the Investment Agreement and the other Operative Documents shall be cumulative and shall not be exclusive of any other rights or remedies provided by law.

Section 10.                                    Successors and Assigns; The Administrative Agent.

(a)                                 This Guaranty is for the benefit of the Lessor and its successors and assigns, including the Lease Participants, to the extent of their Ownership Interests.  This Guaranty may not be assigned by the Guarantor without the prior written consent of the Lessor and each Lease Participant and shall be binding upon the Guarantor and its successors and permitted assigns.

(b)                                 In accordance with Section 10.02 of the Investment Agreement (which is hereby incorporated herein by this reference), Guarantor acknowledges and agrees that the Administrative Agent has been appointed to undertake, on Lessor’s and, in certain cases, the Lease Participants’ behalf, certain actions with respect to the administration of this Guaranty, the other Operative Documents, and the transactions contemplated herein and therein.  Guarantor agrees to abide by the provisions of Section 10.02 of the Investment Agreement and other provisions in the Operative Documents in respect of the Administrative Agent’s role and function in connection with the administration of the transactions contemplated therein, including, without limitation, the payment of the Guaranteed Obligations and other amounts owing under the Operative Documents directly to the Administrative Agent for the account of the Lessor and the Lease Participants, as applicable, the receipt and delivery of notices, reports, financial statements, and the like to the Administrative Agent on the Lessor’s and the Lease Participants’ behalf, and permitting, where applicable, the Administrative Agent to exercise, on the Lessor’s and the Lease Participants’ behalf, the rights and remedies afforded Lessor under the Operative Documents.

Section 11.                                    Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lessor (with the consent of all of the Funding Parties).

Section 12.                                    Governing Law; Submission To Jurisdiction.

(a)                                 This Guaranty (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).

(b)                                 THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING BY THE LESSOR IN RESPECT OF, BUT ONLY IN RESPECT OF, ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER OPERATIVE DOCUMENTS (SUCH CLAIMS AND CAUSES OF ACTION, COLLECTIVELY, BEING “PERMITTED CLAIMS”), AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL PERMITTED CLAIMS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT.  THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS.  THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED BY THE LESSOR IN ANY SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS MAY BE MADE BY DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR BY COURIER AND BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED), FEES AND POSTAGE PREPAID, AT THE GUARANTOR’S ADDRESS DETERMINED PURSUANT TO SECTION 8.  THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                                  Nothing in this Section 12 shall (i) affect the right of the Lessor to serve legal process in any other manner permitted by law or affect any right otherwise existing of the

Lessor to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions or (ii) be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in Subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

Section 13.                                    Taxes, Etc.  All payments required to be made by the Guarantor hereunder shall be made without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to Section 4.06 of the Investment Agreement.

Section 14.                                    Subrogation.  The Guarantor hereby agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lessor and the Lease Participants and shall forthwith be paid to the Administrative Agent, for the Lessor’s and the Lease Participants’ account, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Investment Agreement.

Section 15.                                    Waiver of Jury Trial.  Each of the Guarantor and the Lessor waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action or proceeding to enforce or to defend any rights under this Guaranty or any other Operative Document or under amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Guaranty or any other Operative Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

Section 16.                                    Right of Set-Off.  Guarantor agrees that, upon the occurrence of an Event of Default under the Investment Agreement, each Funding Party and the Administrative Agent, and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Funding Party, Administrative Agent, or Affiliate to or for the credit or the account of Guarantor against any and all of the Guaranteed Obligations now or hereafter existing under this Guaranty held as part of its Ownership Interests by such Funding Party, Administrative Agent, or Affiliate, irrespective of whether or not such Funding Party, Administrative Agent, or Affiliate shall have made any demand under this Guaranty and although such obligations may be unmatured.  Each Funding Party (for itself and on behalf of its Affiliates) and the Administrative Agent (for itself and on behalf of its Affiliates), as applicable, agrees promptly to notify Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Funding Party, the Administrative Agent, and such Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the same may have.  All amounts received by any Funding Party, the Administrative Agent, or any such Affiliate pursuant to this Section shall be shared with the other Funding Parties pursuant to Section 4.02 of the Investment Agreement.

Section 17.                                    Amendment and Restatement.  This Guaranty constitutes an amendment and restatement of the Original Guaranty Agreement, and no novation of the obligations of Guarantor under the Original Guaranty Agreement shall be deemed to have occurred.  Guarantor ratifies and reaffirms its guarantee obligations in light of the amendments and restatements to the Operative Documents entered into contemporaneously herewith.

[Signature on following page.]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

PROTECTIVE LIFE CORPORATION,
a Delaware corporation

By:
Name:
Title: